VAR 0051

                          LINCOLN BENEFIT LIFE COMPANY

                          ENHANCED INCOME BENEFIT RIDER

This rider was issued because you selected the Enhanced Income Benefit at the time you applied for this annuity.

Enhanced Income Benefit

The following is added to your contract:

I. The Enhanced Income Benefit will apply if the owner elects an annuity date that:

o        is on or after the tenth contract anniversary,
o        is prior to the annuitant's 90th birthday, and
o        is during the 30-day period following a contract anniversary.

In the definitions section of your contract, the definition of the term "annuitized value" is replaced with:

         "The amount applied to purchase annuity payments under the contract, equal to the greater of the contract value less any applicable taxes, or the Enhanced Income Benefit."

If the amount applied to an income plan is the Enhanced Income Benefit, then the annuity option must provide for fixed annuity payments on the basis guaranteed in your contract in the Annuity Benefit section, guaranteed for either single or joint life with a period certain of at least:

o 10 years, if the youngest annuitant's age is 80 or less on the date the amount is applied, or

o 5 years, if the youngest annuitant's age is greater than 80 on the date the amount is applied.

If the amount applied to an income plan is not the Enhanced Income Benefit, then the annuity option may be any plan then offered by us.

II. The Enhanced Income Benefit is equal to the greater of Enhanced Income Benefit A or Enhanced Income Benefit B.

                            Enhanced Income Benefit A

At issue, the Enhanced Income Benefit A is equal to the initial purchase payment. After issue, the Enhanced Income Benefit A is recalculated when a purchase payment or withdrawal is made or on a contract anniversary as follows:

1. For purchase payments, the Enhanced Income Benefit A is equal to the most recently calculated Enhanced Income Benefit A plus the purchase payment.

2. For withdrawals, the Enhanced Income Benefit A is equal to the most recently calculated Enhanced Income Benefit A reduced by a withdrawal adjustment defined below.

3. On each contract anniversary, the Enhanced Income Benefit A is equal to the greater of the contract value or the most recently calculated Enhanced Income Benefit A.

In the absence of any withdrawals or purchase payments, the Enhanced Income Benefit A will be the greatest of all contract anniversary contract values on or prior to the date we calculate the income benefit.

The Enhanced Income Benefit A will be recalculated for purchase payments, withdrawals and on contract anniversaries until the oldest owner or the annuitant, if the owner is not a living individual, attains age 85.

After age 85, the Enhanced Income Benefit A will be recalculated only for purchase payments and withdrawals.

                            Enhanced Income Benefit B

The Enhanced Income Benefit B is equal to total purchase payments made reduced by a withdrawal adjustment defined below. Each purchase payment and each withdrawal adjustment will accumulate daily at a rate equivalent to 5% per year until the earlier of:

1.   the date we determine the income benefit, or

2. the first day of the month following the oldest owner's or, if the owner is not a living individual, the annuitant's 85th birthday.

                              Withdrawal Adjustment

The withdrawal adjustment is equal to (a) divided by (b), with the result multiplied by (c) where:

(a)  = the withdrawal amount.

(b)  = the contract value immediately prior to the withdrawal.

(c) = the most recently calculated Enhanced Income Benefit A or B, as applicable.

Mortality and Expense Risk Charge

The Mortality and Expense Risk Charge provision of your contract is modified as follows:

The annualized mortality and expense risk charge of 1.15% is changed to 1.50%.

Except as amended in this rider, the contract remains unchanged.


                                  /s/ B. Eugene Wraith
                                 -----------------------
                                      B. Eugene Wraith
                                         President

VAR 0052

                          LINCOLN BENEFIT LIFE COMPANY

                 ENHANCED DEATH AND INCOME BENEFIT COMBINATION RIDER II


This rider was issued because you selected the Enhanced Death Benefit and Enhanced Income Benefit at the time you applied for this annuity.

Enhanced Death Benefit

The Death Benefit provision of your Contract is modified as follows:

         The Death Benefit will be the greater of the values stated in your contract, or the value of the Enhanced Death Benefit.

         The Enhanced Death Benefit is equal to the greater of the Enhanced Death Benefit A or Enhanced Death Benefit B. The Enhanced Death Benefit will cease on the date we determine the value of the Death Benefit.

                            Enhanced Death Benefit A

At issue, the Enhanced Death Benefit A is equal to the initial purchase payment. After issue, the Enhanced Death Benefit A is recalculated when a purchase payment or withdrawal is made or on a contract anniversary as follows:

1. For purchase payments, the Enhanced Death Benefit A is equal to the most recently calculated Enhanced Death Benefit A plus the purchase payment.

2. For withdrawals, the Enhanced Death Benefit A is equal to the most recently calculated Enhanced Death Benefit A reduced by a withdrawal adjustment defined below.

3. On each contact anniversary, the Enhanced Death Benefit A is equal to the greater of the contract value or the most recently calculated Enhanced Death Benefit A.

In the absence of any withdrawals or purchase payments, the Enhanced Death Benefit A will be the greatest of all contact anniversary contract values on or prior to the date we calculate the death benefit.

The Enhanced Death Benefit A will be recalculated for purchase payments, withdrawals and on contract anniversaries until the oldest owner or the annuitant, if the owner is not a living individual, attains age 85.

After age 85, the Enhanced Death Benefit A will be recalculated only for purchase payments and withdrawals.

                            Enhanced Death Benefit B

The Enhanced Death Benefit B is equal to total purchase payments made reduced by a withdrawal adjustment defined below. Each purchase payment and each withdrawal adjustment will accumulate daily at a rate equivalent to 5% per year until the earlier of:

1.   the date we determine the death benefit, or

2. the first day of the month following the oldest owner's or, if the owner is not a living individual, the annuitant's 85th birthday.

The Enhanced Death Benefit B will never be greater than the maximum death benefit allowed by any nonforfeiture laws which govern the contract.

                              Withdrawal Adjustment

The withdrawal adjustment is equal to (a) divided by (b), with the result multiplied by (c) where:

(a)  = the withdrawal amount.

(b)  = the contract value immediately prior to the withdrawal.

(c) = the most recently calculated Enhanced Death Benefit A or B, as applicable.

Enhanced Income Benefit

The following is added to your contract:

I. The Enhanced Income Benefit will apply if the owner elects an annuity date that:

o        is on or after the tenth contract anniversary,
o        is prior to the annuitant's 90th birthday, and
o        is during the 30-day period following a contract anniversary.

In the definitions section of your contract, the definition of the term "annuitized value" is replaced with:

         "The amount applied to purchase annuity payments under the contract, equal to the greater of the contract value less any applicable taxes, or the Enhanced Income Benefit."

If the amount applied to an income plan is the Enhanced Income Benefit, then the annuity option must provide for fixed annuity payments on the basis guaranteed in your contract in the Annuity Benefit section, guaranteed for either single or joint life with a period certain of at least:

o 10 years, if the youngest annuitant's age is 80 or less on the date the amount is applied, or

o 5 years, if the youngest annuitant's age is greater than 80 on the date the amount is applied.

In the amount applied to an income plan is not the Enhanced Income Benefit, then the annuity option may be any plan then offered by us.

II. The Enhanced Income Benefit is equal to the value of the Enhanced Death Benefit on the annuity date.

Mortality and Expense Risk Charge

The Mortality and Expense Risk Charge provision of your contract is modified as follows:

The annualized mortality and expense risk charge of 1.15% is changed to 1.70%.

Except as amended in this rider, the contract remains unchanged.


                                  /s/B. Eugene Wraith
                                  ---------------------
                                     B. Eugene Wraith
                                         President